UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21287	95-3732595
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)		90245 (Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

The response set forth below under Item 8.01 is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

Furnished as Exhibit 99.1 hereto is a copy of the press release issued by Peerless Systems Corporation (the "Company") announcing a settlement agreement and a change in meeting date.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 8.01.	Other Events.

On June 5, 2007, the Company issued a press release titled "Peerless Systems Corporation and Peerless Full Value Committee Reach Agreement to Expand Board of Directors; Peerless Announces Change in Annual Meeting Date" (the "Press Release"). The Press Release is filed as Exhibit 99.1 hereto.

CHANGE IN ANNUAL MEETING DATE

The Company has changed the original June 11, 2007 date of the Annual Meeting to July 9, 2007 in order to allow its stockholders additional time to consider the new slate of nominees; however, the May 10, 2007 record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting has not changed.

SUMMARY OF THE SETTLEMENT AGREEMENT

On June 4, 2007, the Company entered into an agreement (the “Settlement Agreement”) with Timothy E. Brog, an individual, Pembridge Value Opportunity Fund LP, a Delaware limited partnership ("PVOF"), Pembridge Capital Management LLC, a Delaware limited liability company ("Pembridge Capital"), Pembridge Value Advisors LLC, a Delaware limited liability company ("PVA"), Sherwood Advisors LLC, a Delaware limited liability company, Rahul Rimmy Malhotra, an individual, Eric S. Newman, an individual, Steven Bathgate, an individual, Marc Bathgate, an individual, Allison Bathgate, an individual, Jonathan Bathgate, an individual, Charles Bathgate, an individual, Margaret Bathgate, an individual, Bathgate Family Partnership II, Ltd, Whitehall Capital Investors IV, LLC, a Delaware limited liability company and E2 Investment Partners LLC, a Delaware limited liability company ("E2"), (collectively, among others, the “Peerless Full Value Committee”). The Peerless Full Value Committee had previously filed proxy materials in connection with the Annual Meeting, which proxy solicitation sought to elect Timothy E. Brog, Rimmy Malhotra and Eric S. Newman as directors of the Company.

Pursuant to the terms of the Settlement Agreement, the Peerless Full Value Committee agreed that it would withdraw its slate of nominees, terminate its proxy solicitation in connection with the Annual Meeting and disband as a group effective as of the date following the Annual Meeting. In addition, the Peerless Full Value Committee agreed that it would cause all shares of the Company’s Common Stock beneficially owned by it and its controlled affiliates to be present, in person or by proxy, and voted in favor of the nominees recommended by the Board at the Annual Meeting, and that such shares would be voted against any candidates for election not nominated by the Board at the Annual Meeting.

The Settlement Agreement also provides that the Board take action to expand the number of seats on the Board to five, and that Timothy E. Brog be added to the Board's slate of nominees for election to the Board at the Annual Meeting. The Board has authorized the expansion of the number of seats to be effective immediately prior to the Annual Meeting. Pursuant to the terms of the Settlement Agreement, Mr. Brog has been added to the Board's slate of nominees for election to a one-year term at the Annual Meeting, increasing the total number of Board nominees for election by our Common Stockholders to five (including the four existing nominees of the Board, who are all current members of the Board). The Board has agreed to recommend the election of all five nominees.

Promptly following the Annual Meeting, the Nominating and Corporate Governance Committee of the Board will use all commercially reasonable efforts to identify, as soon as reasonably practicable and no later than October 31, 2007, two candidates for recommendation to the Board, each of whom: (i) is considered "independent" as defined in Nasdaq Marketplace Rule 4200(a)(15) and any applicable rules of the SEC, (ii) is not an affiliate of the Company or of the Peerless Full Value Committee, (iii) is knowledgeable about the industry in which the Company operates and (iv) otherwise is qualified in accordance with the factors set forth for Board membership in the Company's Corporate Governance Guidelines and such other factors as the Nominating and Corporate Governance Committee shall deem appropriate. The parties agreed that (i) William Patton ("Patton") shall have the sole right to identify candidates to fill one of the independent board seats and (ii) Diker Management LLC ("Diker") shall have the sole right to identify candidates to fill the other independent board seat. Upon identification of such candidates by each of Patton and Diker, the Nominating and Corporate Governance Committee shall determine whether to recommend such candidates to the Board for approval. If approved by the Nominating and Corporate Governance Committee and the Board, the Board will take all action necessary to expand the number of seats on the Board by two and to fill the newly created directorships created by the expansion of the Board with such candidates. If such candidates are not approved by either the Nominating and Corporate Governance Committee or the Board, each of Patton and Diker shall be entitled to continue to identify candidates until one of their candidates has been elected. Mr. Brog agrees not to object to the expansion of the Board or the filling of the two seats on the Board in accordance with the terms of the Settlement Agreement.

The Peerless Full Value Committee has withdrawn its nomination of its nominees for election to our Board of Directors and has agreed to discontinue all efforts (direct and indirect) to solicit votes for its nominees or otherwise to pursue the nomination. The Settlement Agreement provides that the Peerless Full Value Committee will vote their shares of Peerless Common Stock in favor of the Board's nominees and, except as otherwise instructed by a vote of at least a majority of the Board, not vote in favor of the removal of any director or in favor of any candidate not nominated by the Board. Certain members of the Peerless Full Value Committee, including Mr. Brog, have agreed to certain restrictions on their activities related to the Company until October 31, 2007, including an agreement not to pursue any unsolicited acquisition attempts or engage in any proxy contest. The Settlement Agreement contains certain other provisions, including restrictions on public announcements, mutual releases of claims in connection with the proxy contest and related covenants not to sue, certain representations and warranties, and the Company's agreement to reimburse Mr. Brog's actual documented out-of-pocket costs and expenses not to exceed an aggregate of $40,000, plus the costs of mailing proxy materials incurred through May 31, 2007. Pursuant to the Settlement Agreement, Mr. Brog, the Company and the existing members of the Board have each agreed not to sue each other, except for pursuing remedies for a breach of the Settlement Agreement, for a period ending the later of 12 months from the date of the Settlement Agreement or upon Mr. Brog ceasing to be a director.

The foregoing is qualified in its entirety by reference to the complete text of the Settlement Agreement, which is filed as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated June 5, 2007, announcing the Settlement Agreement and a change in Annual Meeting date.

99.2	Settlement Agreement dated as of June 4, 2007, by and between Peerless Systems Corporation and Peerless Full Value Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: June 5, 2007	By /s/ John V. Rigali John V. Rigali Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 5, 2007, announcing the Settlement Agreement and a change in Annual Meeting date.

99.2	Settlement Agreement dated as of June 4, 2007, by and between Peerless Systems Corporation and Peerless Full Value Committee.